Exhibit 31.1 Certification pursuant to 18 U. S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes – Oxley Act of 2002.

I, Bill Rodriguez, certify that:

1. I have reviewed the Annual Report on Form 10 – KSB of Interlink Global, Inc., a Nevada Corporation.

2. Base on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3. Base on my knowledge, the financial statements, and other financial information included in this report, fairly present, in all material respects the financial condition, result of operations and cash flows of the small business issuer as of, and for, the periods presented in this report.

4. The small business issuer’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13 a- 15 e and 15 d – 15 e for the small business issuer and have:

a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c. Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s fourth quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

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5. The small business issuer’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of small business issuer’s board of directors:

a. All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarized and report financial information; and

b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

By /s/ Bill Rodriguez

Bill Rodriguez,

Chief Financial Officer

December 11, 2008

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